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                                                                   EXHIBIT 10.73

                                                          COVER NOTE NO.: 94-202
                                                                       (REVISED)

Mr. Steve Shinn
President
Exstar Financial Corporation
2029 Village Lane
Solvang, California 93463

                  IN ACCORDANCE WITH YOUR INSTRUCTIONS, WE ARE
                     PLEASED TO ADVISE THAT WE HAVE EFFECTED
                   THE FOLLOWING REINSURANCE FOR YOUR ACCOUNT

                            ALPINE INSURANCE COMPANY
                            TRANSCO SYNDICATE, INC.
                               CHICAGO, ILLINOIS
                       (HEREINAFTER CALLED THE "COMPANY")

                          PRIMARY EMPLOYERS INDEMNITY

                             QUOTA SHARE AGREEMENT

POLICY COVERAGES AND BUSINESS COVERED:

All business pre-underwritten by Combined Independent Agencies, Inc. (with the Company reviewing terms and conditions and retaining the sole right to accept or reject each individual risk) and classified by the Company as Lower Layer EEI as respects Accidental Death and Dismemberment, Accident Medical Expense, Temporary Disability, Permanent Total Disability, OD/CT, Legal Liability, Punitive Damages and Defense Costs.

TERM AND CANCELLATION:

Continuous Agreement effective August 1, 1994, subject to ninety (90) days prior written notice of cancellation by either party at any anniversary, first anniversary being January 1, 1996.

Risks attaching basis. Reinsurers to remain liable to natural expiration plus ninety (90) days odd time. At the sole option of the Company, however, the Company may terminate this Agreement on a cut-off basis in which event losses occurring after the termination date will be the responsibility of the Company.

TERRITORY:

Business domiciled in the United States of America, as per the Company's original policies.

                   COMBINED INTERMEDIARIES OF AMERICA, INC.

                                                          COVER NOTE NO.: 94-202
                                                                       (REVISED)

CARVE OUT REINSURANCE:

It is understood and agreed the reinsurance provided hereunder is non-concurrent with the policies issued by the Company. Reinsurance provided herein shall cover Accidental Death and Dismemberment, Accident Medical Expense, Temporary Disability and Permanent Total Disability.

In the event of a loss in which reinsured and unreinsured coverages are both involved, the reinsured loss shall be deemed to be paid first. Unreinsured payments made shall be deemed to be merely policy advances until such time as the reinsured limit or losses covered by the reinsurance are exhausted.

LIMIT AND RETENTION:

100% of $500,000 each and every loss occurrence, any one person subject to the carve out. The Company shall retain 100% of the difference between the policy conditions and the carve-out reinsurance.

PREMIUM:

The Company shall hereby pay reinsurers a provisional premium equal to 53.125% of the Actual Premium written or charged by the Company for the limits reinsured hereunder, subject to the minimum rates shown in Exhibits I and II attached.

1 year rating block with annual adjustments. Policy Year Accounting.

ACCOUNTING:

The reinsurer understands and agrees that the Company shall have the option of internally "grossing up" the premium ceded to the Reinsurer to allow for acquisition and other costs on the business subject to this Agreement. However, nothing contained in this Article shall diminish the amounts due to the Reinsurer as calculated under the appropriate Articles of this Agreement.

COMMISSION:

None.

ACCOUNTS AND REMITTANCES:

The Company shall render to Reinsurers quarterly accounts within sixty (60) days after the close of each calendar quarter. Account settlements or remittances shall be paid within seventy-five (75) days after the close of each calendar quarter.

                   COMBINED INTERMEDIARIES OF AMERICA, INC.

                                                          COVER NOTE NO.: 94-202
                                                                       (REVISED)

PROFIT COMMISSION:

There shall be paid to the Company a profit commission amounting to 25% of the net profit (calculated as Income less Outgo) to be calculated provisionally at 30th April, 1996 and annually thereafter until all claims and all declarations have expired.

INCOME                                    OUTGO

1. Net Premium to Reinsurers i.e.         1. Losses (including expenses paid
   Gross Premiums less Return                less Salvage and Recoveries).
   Premiums, Commissions, Brokerage       2. Reserve for Outstanding Losses
   and Taxes.                             3. Reinsurer Management expenses
                                             calculated at 10% of net premium
                                             (defined as 1 in Income).


A) The difference between Income and Outgo shall constitute the net profit, or loss, as the case may be.

B) In the event of any Underwriting Account Year showing a deficit to Reinsurers, it is agreed that such deficit shall be carried forward to the profit commission statement for 3 years.

EXCLUSIONS:

This Agreement shall not apply to:

1. Business accepted by the Company as reinsurance from other insurers or reinsurers.

2. Business written on a co-surety or co-indemnity basis not controlled by the Company;

3. Cumulative Trauma Injury and Occupational Disease.

4. Any claim covered by Employers Liability Insurance.

5. Any extra or non-contractual damages (ECO) or legal fees and expenses attendant to the defense thereof, unless the Reinsurer is counseled and concurs in writing with the position taken by the Company.

6. Loss in excess of policy limits.

                   COMBINED INTERMEDIARIES OF AMERICA, INC.

                                                          COVER NOTE NO.: 94-202
                                                                       (REVISED)

7. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required by statutes or regulations.

8. Any liability of the Company arising from its participation or membership in any insolvency fund.

9. Loss or damage caused by or resulting from war, invasion, hostilities, act or foreign enemies, civil war, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard form or policy containing a standard War Exclusion Clause.

10. Nuclear Incident Exclusion Clause - Liability - Reinsurance.

11. Commercial airline accounts as respects flight crew employees. This exclusion does not pertain to industrial and aircraft.

12. Professional sports teams.

GENERAL CONDITIONS:

Ultimate Net Loss Clause
Loss Adjustment Expenses Clause (LAE to be 7.5% of gross premium plus legal). Loss and Loss Settlement Clause.
Non-Admitted Reinsurers Clause (as required by the Company).
Errors and Omissions Clause.
Access to Records Clause.
Insolvency Clause.
Arbitration Clause.
Service of Suit Clause (as applicable).
Combined Intermediaries Intermediary Clause.

WORDING:

To be agreed between the Company and the Reinsurer.

ORDER HEREON:

100% of $500,000 each and every loss occurrence, any one person, carve-out only.

                   COMBINED INTERMEDIARIES OF AMERICA, INC.

                                                          COVER NOTE NO.: 94-202
                                                                       (REVISED)

EFFECTED WITH:

IOA Re on behalf of Associated Accident and Health Reinsurance Underwriters
Group

PLEASE READ THIS DOCUMENT VERY CAREFULLY. THIS IS CONFIRMATION AND EVIDENCE THAT REINSURANCE HAS BEEN EFFECTED IN ACCORDANCE WITH THIS COVER NOTE WITH REINSURERS AS INDICATED. REINSURERS PARTICIPATING ON THIS REINSURANCE HAVE BEEN REVIEWED AND HAVE BEEN ACKNOWLEDGED AND APPROVED AS QUALIFIED REINSURANCE SECURITY BY YOUR COMPANY. ANY DISCREPANCIES, INACCURACIES OR NECESSARY CHANGES MUST BE CORRECTED AT ONCE. IF INCORRECT, PLEASE RETURN THIS COVER NOTE IMMEDIATELY. IF CORRECT, PLEASE SIGN AND RETURN THIS COVER NOTE.

Sincerely,


COMBINED INTERMEDIARIES OF AMERICA, INC.

Alan G. Hardin, Jr.
------------------------------
Alan G. Hardin, Jr.
President

Acknowledged:  [SIG]                          Date:  Oct 3, 1994
            -------------------------------          ------------
                Alpine Insurance Company

Acknowledged:  [SIG]                          Date:  10  6, 1994
            -------------------------------          ----------
            TCO Insurance Services for and
            on behalf of Transco Syndicate,
            Inc.

                   COMBINED INTERMEDIARIES OF AMERICA, INC.

                                                          COVER NOTE NO.: 94-202


                                   EXHIBIT I

                     LOWER LAYER EMPLOYERS EXCESS INDEMNITY

                                  CSL SCHEDULE

                               $1,000 DEDUCTIBLE



            Limit          AAA      AA         A          B        C/SR
            -----          ---      --         -          -        ----

            $ 25,000      6.82     7.91      21.24      24.64     33.19
            $ 50,000     10.24    11.88      31.89      37.00     49.83
            $100,000     15.90    18.47      49.60      57.49     77.45
            $150,000     20.29    23.53      63.19      73.31     98.74
            $200,000     22.28    25.84      69.39      80.50    108.43
            $250,000     24.68    28.63      76.87      89.17    120.11
            $500,000     28.43    32.76      84.30      97.16    137.96



                   COMBINED INTERMEDIARIES OF AMERICA, INC.


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                                                          COVER NOTE NO.: 94-202


                                   EXHIBIT II

                     ADDITIONAL PREMIUM FOR HIGHER ACCIDENT
                            WEEKLY INDEMNITY LIMITS

                          (To be Added to Base Rates)


                               AAA/AA   A     B    C/SR
                               ------   -     -    ----
                        350     .85     .90   .95  1.13
                        400    1.42    1.47  1.52  1.70
                        500    1.72    1.77  1.82  2.00
                        600    1.97    2.02  2.07  2.25
                        700    2.22    2.27  2.32  2.50
                        800    2.47    2.52  2.57  2.75
                        900    2.72    2.77  2.82  3.00
                        1,000  2.97    3.02  3.07  3.25


                                DEBITS/CREDITS

Deductibles        $0        +65%   $100      +50%
                   $250      +20%   $500      +10%
                   $2,000     -8%   $5,000    -15%
                   $10,000   -20%   $15,000   -25%

                   Increased Deductible credits are determined by first calculating the premium for the deductible and subtracting it from the total charge.

Extended Benefits  All base rates are for 52 weeks and 75% of weekly wage.
                   104 weeks + 10% 156 weeks + 17%
                   Full EEII benefit period with 3 year sunset/commutation +25%

                   From 75% to 100% of weekly wage +5%

Group Discount     (Based on number of employees at inception of the policy)
                   26-50      15%               51-100   25%
                   101-250    35%              251-1000  40%
                   1001+    42.5%



Underwriting       +Unlimited
                   -30%
                   -15% for deletion of legal liability, punitive damages and defense costs


                   COMBINED INTERMEDIARIES OF AMERICA, INC.